SCHEDULE 14A INFORMATION


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            IBP, inc.



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                                       April 9, 1996




      IBP's annual meeting is to be held on April 18, 1996. At the meeting, shareholders will be asked to approve three proposals as set out in the enclosed Proxy Statement in addition to electing directors. The purpose of this letter is to offer IBP's perspective in regard to the three proposals.

Proposal Two: Amend the Articles of Incorporation to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000

      In evaluating this proposal please note the following points:

      *     This increase is for general corporate purposes.  The
            Company has no intent at present to issue any additional shares.

      * The additional authorized shares improve IBP's financial flexibility and could be used for stock splits and/or dividends at some time in the future.

Proposal Three:  Approval of the 1996 Stock Option Plan

      In evaluating this proposal please note the following points:

      * The 1996 plan, contrary to prior plans, does not allow the repricing of an option's exercise price.

      * The 1996 plan, contrary to prior plans, expressly states the vesting schedule for options as follows: 40% are exercisable after two years from the date of grant and 20% become exercisable in each of years three, four and five. Early vesting can occur in cases of death, normal retirement, permanent disability, or changes in control.

      * To date IBP has always purchased stock on the open market for its option plans rather than use authorized but unissued shares for option exercises. Under the 1987 Stock Option Plan 960,000 shares of Common Stock as of December 30, 1995 must be purchased on the open market by IBP for delivery whenever options are exercised (Note G of the Notes to Consolidated Financial Statements of the 1995 Annual Report).

      * Although IBP did a two-for-one stock split in the form of a stock dividend, the option grant levels for employees have remained constant and did not double.

      * IBP has insufficient authorized shares under prior plans to continue to grant options to its personnel. IBP's option grants are made to all management employees.

      * The 1996 plan does not allow the exercise price of options to be less than 100% of the Fair Market Value of the stock on the date of grant.

Proposal Four:  Approval of the 1996 Officer Long-Term Stock Plan

      In evaluating this proposal please note the following points:

      * Receipt of awards under the 1996 plan is conditioned upon the continued employment of the participating employee providing an incentive for the employee to remain with the company for a specified period of time.

      * To date IBP has always purchased stock on the open market for its grant plans rather than use authorized but unissued shares for stock grants.

      * IBP has insufficient authorized shares under prior plan to continue to grant shares to personnel.

      IBP appreciates your continued support and investment in the company. Any questions or comments you may have in regard to these matters may be addressed to Lon Grigsby at (402) 241-3004 or Nate
Hodne at (402) 241-2121.

                                       Sincerely,


                                      /s/ Robert L. Peterson
                                      ----------------------
                                      Chairman and Chief
                                      Executive Officer